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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of __________, 1995 (this "Agreement"), is made by and between RADIUS INC., a California corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").
                              W I T N E S S E T H:

     WHEREAS, in connection with the Subscription Agreement, dated as of _______, 1995, between the Initial Investor and the Company (the "Subscription Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Initial Investor shares (the "Shares") of Common Stock, no par value (the "Common Stock"); and

     WHEREAS, to induce the Initial Investor to execute and deliver the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

     1.   DEFINITIONS.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

               (ii) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and, to the extent required hereunder, pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               (iii)     "Registrable Securities" mean the Shares.

               (iv) "Registration Statement" means a registration statement of the Company under the Securities Act.

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          (b)  As used in this Agreement, the term "Investor" includes (i) each
Investor (as defined above) and (ii) each person who is a permitted transferee or assignee of the Registrable Securities pursuant to Section 9 of this Agreement.

          (c) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement.

     2.   REGISTRATION.

          (a) PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity, business or assets or equity securities issuable in connection with stock option or other employee benefit plans, or shall receive a notice of intention under Section 2(b) hereof, the Company shall send to each Investor, who is entitled to registration rights under this Section 2(a) written notice of such determination or notice has been given, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities (and the other holders referred to in the second proviso below seeking to include their securities that are subject to registration rights), in proportion to the number of Registrable Securities sought to be included by such Investors (and the number of securities subject to registration rights sought to be included by such other holders); PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and PROVIDED FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. No right to registration of Registrable Securities under this Section 2(a) shall be construed to limit any registration required under Section 2(b) hereof. The obligations of the Company under this Section 2(a) may be waived by Investors holding a majority in interest of the Registrable Securities and shall expire after the Company has afforded the opportunity for the Investors to exercise registration rights under this Section 2(a) for two registrations; PROVIDED, HOWEVER, that any Investor who shall have had any Registrable Securities excluded from any Registration Statement in accordance with this Section 2(a) shall be entitled to include the Registrable Securities so excluded in any additional Registration Statement subject to this
Section 2(a) filed by the Company (a "Further Piggyback Registration").

     (b) DEMAND REGISTRATION. If at any time after the earlier of (1) the date which is 60 days after the closing under the Subscription Agreement or (2) the closing of the

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Company's current offering of equity securities pursuant to the Memorandum (and any supplements or amendments thereto or documents delivered in place thereof), the Initial Investor or Investors who, in accordance with Section 9 hereof, are entitled to registration rights under this Section 2(b) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale Registrable Securities held by such Investors, the Company shall cause such of the Registrable Securities as may be requested by any such Investors to be registered as expeditiously as possible, under the Securities Act and applicable state laws on no more than two occasions during any Year (for the purposes of this Agreement the 12-month period commencing with the period in which demand may first be made under this Section 2(b), the next succeeding 12-month period, and the next succeeding period ending with the expiration of this Agreement are each referred to as a "Year"). In no event will the Company be required to effect more than four Registration Statements under this Agreement pursuant to this Section 2(b) plus any Further Piggyback Registrations as may be required under Section 2(a). Once a right for registration of any Registrable Securities under this Section 2(b) has been exercised by any Investor, the Company shall prepare and file a Registration Statement covering such Registrable Securities with the SEC within thirty (30) days of the exercise of such demand registration right; PROVIDED, HOWEVER, that, in the case of the first exercise of demand registration rights under this Section 2(b), if such Investor has notified the Company at least fifteen (15) days before the exercise of such demand registration right that such Investor intends to exercise such registration right under this Section 2(b) and in fact exercises such registration right, the Company shall file the Registration Statement covering the Registrable Securities for which such registration right has been exercised with the SEC within fifteen (15) days of the exercise of such registration right (it being understood that such Investor is under no obligation to exercise such registration right under this Section 2(b) after notifying the Company of the Investor's intention to do so and such registration right shall remain in full force and effect notwithstanding the giving of such notice of intention to exercise such registration right if such investor fails to exercise such registration right). The Company shall not be required to file more than two Registration Statements under this Section 2(b) during any Year. Each Investor acknowledges that other holders of securities of the Company may have rights to participate in any registration by the Company pursuant to this Section 2(b), but the inclusion of securities of any other such holder shall not form the basis for exclusion from such Registration Statement of any Registrable Securities held by any Investor.

          (c) If any offering pursuant to a Registration Statement (as defined herein) pursuant to Section 2(b) hereof involves (at the Company's election only) an underwritten offering (an "Underwritten Offering"), the Investors who hold a majority in interest of the Registrable Securities subject to such Underwritten Offering shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Investors who hold the Registrable Securities to be included in such underwriting shall pay all underwriting discounts and commissions and other fees and expenses of such investment banker or bankers and manager or managers so selected in accordance with this Section 2(c) (other than fees and expenses relating to registration of Registrable Securities under federal or state securities laws which are payable by the Company pursuant to
Section 5 hereof) with respect to their Registrable Securities and the fees and expenses of such legal counsel so selected by the Investors.

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          (d)  PAYMENTS BY THE COMPANY.  If a Registration Statement covering the Registrable Securities for which a demand for registration has been made pursuant to Section 2(b) hereof, is not effective within 90 days after such demand has been made, then the Company will make payments to the Initial Investor in such amounts and at such times as shall be determined pursuant to this Section 2(d). The amount to be paid by the Company to the Initial Investor shall be determined as of each Computation Date, and such amount shall be equal to 2% of the aggregate subscription price paid by the Initial Investor for the Shares pursuant to the Subscription Agreement (the "Periodic Amount"); PROVIDED, HOWEVER, that if any Computation Date is less than 30 days subsequent to another Computation Date, then the Periodic Amount payable on the later Computation Date shall be pro rated. The Periodic Amount shall be paid by the Company within five business days after each Computation Date and shall be payable in cash; PROVIDED, HOWEVER, that the Company may elect in lieu of payment of any Periodic Amount in cash to deliver to the Initial Investor shares of Common Stock having an Aggregate Market Value equal to the amount of the Periodic Amount if, but only if, such shares are freely tradable by the Initial Investor without any restriction under the Securities Act or any applicable state securities or "blue sky" law.

          As used in this Section 2(d), the following terms shall have the following meanings:

          "Aggregate Market Value" of any shares of Common Stock as of any Computation Date means the product obtained by multiplying (a) such number of shares of Common Stock times (b) the Average Market Price of the Common Stock for the Measurement Period for such Computation Date.

          "Average Market Price" of any security for any period shall be computed as the mean average of the daily mean average of the high and low sales prices of such security (or the mean average of the high and low bid prices for such security on any trading day for which no sales are reported) for each trading day in such period on the principal trading market for such security, as reported in THE WALL STREET JOURNAL.

          "Computation Date" means the date which is 90 days after the exercise of demand registration rights under Section 2(b) and, if the Registration Statement required to be filed by the Company pursuant to Section 2(b) has not theretofore been declared effective by the SEC, each date which is 30 days after a Computation Date and, if the Registration Statement required to be filed by the Company pursuant to Section 2(b) is not declared effective by the SEC within 90 days after the exercise of demand registration rights under Section 2(b), the date on which such Registration Statement is declared effective.

          "Measurement Period" means the period of ten consecutive trading days for the Common Stock ending on (or on the last trading day preceding) each Computation Date.

          (e) ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investor and any Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

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     3.   OBLIGATIONS OF THE COMPANY.  In connection with the registration of the Registrable Securities pursuant to this Agreement, the Company shall:

          (a) prepare promptly and file with the SEC promptly (but in no event later than as is set forth in Section 2(b) hereof) after a request in accordance with Section 2(b) hereof a Registration Statement or Statements with respect to all Registrable Securities to be included therein, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and keep the Registration Statement effective pursuant to Rule 415 (except in the case of an Underwritten Offering, for which Rule 415 will not be used) at all times for at least 45 consecutive days or until such earlier date as all the Registrable Securities covered by the Registration Statement have been sold (in either case, the "Registration Termination Date"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading: PROVIDED, HOWEVER, that, subject to the conditions set forth in Section 4(a) below, each Investor may notify the Company in writing that it wishes to exclude all or a portion of its Registrable Securities from such Registration Statement; and PROVIDED FURTHER, HOWEVER, that each Investor shall have complied with its obligations under
Section 4 with respect to the Registrable Securities of such Investor to be included in the Registration Statement. Notwithstanding the foregoing, in the event that (i) any request is made by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related prospectus, (ii) any event occurs that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) in the judgment of the Company, it is advisable to suspend use of the prospectus included in such Registration Statement for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, then the Company shall deliver a certificate in writing to the Investors whose Registrable Securities are included in the Registration Statement to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and prospectus will be deferred or suspended and will not recommence until such Investor's receipt of copies of the supplemented or amended prospectus, or until such Investors are advised in writing by the Company that the prospectus may be used, and until such Investors have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use its best efforts to ensure that the use of the Registration Statement and prospectus may be resumed, as soon as practicable and, in the case of a pending development, filing or event referred to in (iii) above, as soon, in the judgment of the Company, as disclosure of the material information relating to such pending development, filing or event would not have a materially adverse effect on the Company's ability to consummate the transaction, if any, to which such development, filing or event relates. Notwithstanding the foregoing or any other

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provision of this Agreement, (1) the Company shall not under any circumstances be entitled to exercise its right to defer or suspend use of the Registration Statement and prospectus under this Section 3(a) for the first thirty (30) days after the Registration Statement with respect to the first exercise of demand registration rights pursuant to Section 2(b) hereof has been declared effective or for more than an aggregate of 60 days, and (2) the period during which the Company shall be required to maintain the effectiveness of such Registration Statement as stated in the first sentence of this Section 3(a) shall be extended by 1.5 days for each full or partial day during which the use of such Registration Statement or prospectus is deferred or suspended by the Company in accordance with this Section 3(a);

          (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times until the Registration Termination Date, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

          (c) furnish to each Investor whose Registrable Securities are included in the Registration Statement, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until the Registration Termination Date and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (I) quality to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws;

          (e) in the event Investors who hold a majority in interest of the Registrable Securities being offered in the offering select underwriters for the offering and in the event the Company consents to such selection and to causing the registered offering to be an Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

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          (f)  as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

          (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an Underwritten Offering, the managing underwriters) of the issuance by the SEC (or any state agency) of any stop order or other suspension of effectiveness of the Registration Statement (or state qualification) at the earliest possible time;

          (h) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (i) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the date of the Registration Statement;

          (j) at the request of the Investors who hold a majority in interest of the Registrable Securities being sold in an Underwritten Offering, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substances as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;


          (k) make available for inspection by any Investor, any underwriter participating to any Underwritten Offering, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent documents of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, if and to the extent it has any such responsibility under the Securities Act, and cause the Company's officers, directors and employees to supply all

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information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement; and PROVIDED FURTHER, HOWEVER, that in the event any Investor obtains material nonpublic information concerning the Company pursuant to this
Section 3(k) or Section 3(a) or 3(f) or otherwise, such Investor shall not purchase or sell or otherwise trade in any securities of the Company in violation of applicable law until such information is made public by the Company. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction, given prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction, given prompt notice to such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (l) use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Securities on the Nasdaq National Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or Nasdaq authorization and quotation for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

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          (m)  provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

          (n) cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may reasonable request; and

          (o) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement;

     4. OBLIGATIONS OF THE INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to the effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five
(5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor;

          (b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

          (c) In the event Investors holding a majority in interest of the Registrable Securities being registered determine to engage the services of an underwriter and the Company consents thereto, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriting of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

          (d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of any kind described in Section 3(f) or 3(g), such Investor will

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immediately discontinue disposition of Registrable Securities pursuant to the
Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

          (e) No Investor may participate in any Underwritten Offering hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

          (f) No Investor shall include the Investor's Registrable Securities in any Registration Statement unless the Investor has at such time a current intent to sell such Registrable Securities, and by including such Registrable Securities in such Registration Statement, the Investor will be deemed to represent to the Company that the Investor has such intent. Any sale of any Registrable Securities by any Investor under a Registration Statement will constitute a representation and warranty by such Investor that the information relating to such Investor and its plan of distribution is as set forth in the prospectus prepared by the Company and furnished to such Investor for use in connection with such disposition, and such prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Investor or its plan of distribution and that such prospectus does not as of the time of such sale omit to state any material fact relating to such Investor or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

          (g) Each Investor agrees that, in disposing of any Registrable Securities pursuant to a Registration Statement, the Investor will cause the disposition to be made in accordance with the terms of the Registration Statement, including the plan of distribution described therein, and will comply with all applicable securities laws, including Rules 10b-2, 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act. Each Investor agrees that in selling any Registrable Securities under a Registration Statement, the Investor will deliver the current prospectus contained in the Registration Statement, as amended and supplemented, to all persons as required by the Securities Act and the regulations thereunder and will comply with any applicable "blue sky" laws and regulations in connection with the disposition of such shares.

     5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors, shall be borne by the Company; PROVIDED, HOWEVER, that the Investors shall bear the fees and out-of-pocket expenses of their legal counsel, if any, selected by the Investors pursuant to Section 2(c) hereof in the case of an Underwritten Offering.

     6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement are included in a Registration Statement under this
Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, and, if the Registration Statement is for an Underwritten Offering, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities law or any rule or regulation by the Company of the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Persons, promptly as such expense are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (I) shall not apply to a Claim arising out of or based upon (A) a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof or (B) any violation by an Investor of the Investor's obligations under this Agreement; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or (ii) any violation by any Investor of such Investor's obligations under this Agreement; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED FURTHER, HOWEVER, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the amount, if any, by which (1) the net proceeds to such Investor as a result of the sale of the Registrable Securities pursuant to such Registration Statement exceed (2) the purchase price paid by such Investor for the Registrable Securities sold by such Investor pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; PROVIDED, HOWEVER, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
          (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all of any portion of such securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (e) the transfer or assignment is made in compliance with the transfer restrictions in the Subscription Agreement.

     10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     11. TERM. The term of this Agreement and the obligations of the parties hereunder (other than their obligations under Sections 5, 6 and 7, which will continue) will end on the third anniversary of the closing under the Subscription Agreement. In no event will the Company be required to register hereunder any Registrable Securities that are then eligible for resale under Rule 144 (it being agreed that any proposed resale of Registrable Securities before the two-year holding period of Rule 144 has expired or, thereafter, any proposed resale of Registrable Securities in excess of the applicable volume limitations of Rule 144, will not be deemed eligible for resale under Rule 144 for these purposes).

     12.  MISCELLANEOUS.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage prepaid (i) if to the Company, at Radius

Inc., 215 Moffett Park Drive, Sunnyvale, California 94089, Attention:
President, (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a wavier thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RADIUS INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
                                                 ---------------------------

                                        INITIAL INVESTOR:

                                        Name:
                                             -------------------------------

                                        By:
                                           ---------------------------------
                                        Name:
                                             -------------------------------
                                        Title:
                                              ------------------------------